Exhibit 99.6

This is a translation of the Swedish Annual Report. In the event of any differences between this translation and the Swedish original, the Swedish version shall prevail.

A N N U A L  R E P O R T

of

Transcom Worldwide AB

Corporate ID no. 556880-1277

The Board of Directors and the Managing Director’s annual report for the financial year 2012-01-09 — 2012-12-31.

Transcom Worldwide AB

Corporate ID no. 556880-1277

B O A R D  O F  D I R E C T O R S  R E P O R T

The annual report is prepared in EUR.

Business Concept & Overview

The company business aims to primarily create shareholder value. The principal activity of the company is to, through wholly and partly owned subsidiaries, perform client related administrative sales and support services on behalf of the clients mainly within the areas of customer service, credit and collection services, together with other related activities. The company will also be able to own and manage real estate and shares and other chattels, and to conduct related business. The company has the right to issue guarantees and grant pledges or other security in favour of the company within the group. This is the company’s first fiscal year.

Summary over the years*

2012
Net turnover	0
Profit/loss after financial items	-42 915
Balance sheet total	55 633
Financial strength (%)	98,9%

*	Definitions of business and financial ratios, see supplementary disclosures

Ownership conditions

Transcom Worldwide AB is a fully owned subsidary of Transcom Worldwide S.A. Luxemburg Company Number B59528

Proposed Appropriation of Result

Proposed Appropriation of Profits

At the disposal of the Annual General Meeting are the following earnings contribute from shareholders	42 915
loss for the year	-42 915

0

The Board of Directors propose as follows retained earnings to be carried forward	0

0

The result of the company’s operations and the financial position at the end of the financial year are shown in the income statement and balance sheets with the accompanying notes set out below.

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Transcom Worldwide AB

Corporate ID no. 556880-1277

INCOME STATEMENT		2012-01-09

	Note	2012-12-31
Operating income
Net turnover	1	0
Operating expenses
Other external costs		-43 322

-43 322

Operating profit/loss		-43 322

Result from financial items
Interest income		407

407

Result after financial items		-42 915

Net profit/loss for the year		-42 915

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Transcom Worldwide AB

Corporate ID no. 556880-1277

BALANCE SHEET
	Note	2012-12-31
ASSETS

Current assets

Current receivables
Receivables from group companies		118
		118

Cash and cash equivalents		55 515

Total current assets		55 633

TOTAL ASSETS		55 633

EQUITY AND LIABILITIES

Shareholders equity	2

Restricted equity
Restricted equity	3	55 000

		55 000

Non-restricted equity
Contribute from shareholders		42 915
Profit/loss for the year		-42 915

		0

Total equity		55 000

Current liabilities
Accounts payable - trade		237
Liabilities to group companies		396

Total current liabilities		633

TOTAL EQUITY AND LIABILITIES		55 633

MEMORANDUM ITEMS

Pledged Assets		None

Contingent liabilities		None

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Transcom Worldwide AB

Corporate ID no. 556880-1277

S U P P L E M E N T A R Y  D I S C L O S U R E S

GENERAL DISCLOSURES

Accounting principles

The accounting principles applied comply with the Swedish Annual Accounts Act and general recommendations from the Swedish Accounting Standards Board.

Valuation principles, etc

Assets, provisions and liabilities have been valued at acquisition value unless otherwise stated.

Receivables

Receivables are entered at the amount in which they are expected to be received.

Definitions of business and financial ratios.

Financial strength

Adjusted equity divided by total assets

Employees

The Company has no employees. No salaries or other remunerations has been paid.

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Transcom Worldwide AB

Corporate ID no. 556880-1277

S U P P L E M E N T A R Y  D I S C L O S U R E S

NOTES TO FINANCIAL STATEMENTS

Note 1	Purchase and sales within the Group

2012
Share of sales which apply to group companies	0%
Share of purchase which apply to group companies	99,5%

Note 2	Shareholders’ equity

	Share capital	Statutory Reserve	Non-restricted equity
New issue of shares	55 000	0
Contribute from shareholders			42 915
Net loss for the year			-42 915

Closing balance	55 000	0	0

2012-12-31
Shareholders’ contribution amounts to	42 915

Note 3	Information about share capital

	Number of shares	Ratio per share
Issue of new shares	1 279 070	0,04
Number/ratio at year end	1 279 070	0,04

Stockholm

Per Eriksson	Pär Anders Christiansen
Managing Director

Mikael Larsson

Our audit report was given on                     .

Ernst & Young AB

Erik Åström

Authorized Public Accountant

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